UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2017
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On January 16, 2017, Progress Software Corporation ("Progress") issued a press release announcing its financial results for the fiscal fourth quarter and fiscal year ended November 30, 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference into any other filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 16, 2017, as part of the press release referred to under Item 2.02 above, Progress also announced a new product strategy and a streamlined operating approach with a tighter focus on areas of strength to more efficiently drive revenue. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Under the new plan, Progress will undertake a new product strategy that will leverage its application development platform capabilities, and enable its customers and partners to build next generation Cognitive Applications.

Progress also announced that in furtherance of the plan, it will commence certain operational restructuring initiatives to significantly reduce annual costs. To execute these operational restructuring initiatives, Progress announced that it expects to reduce its global workforce by approximately 450 positions, totaling over 20% of its global workforce. Progress expects to complete most of these workforce reductions during its first and second fiscal quarters of 2017, depending upon local legal requirements. These workforce reductions will occur in substantially all functional units and across all geographies in which Progress operates. Progress also expects to consolidate offices in various locations.

As a result of these workforce reductions and office consolidations, Progress currently expects to incur in the aggregate a pre-tax charge in the range of approximately $17 million to $20 million. The estimated aggregate charge consists of approximately $16 million to $17 million relating to Progress’ global workforce reduction, consisting primarily of severance and post-employment benefits, and approximately $1 million to $3 million relating to its office consolidations. Progress currently expects to record these charges primarily in its 2017 first and second fiscal quarters.  Progress will break out these restructuring charges in its financial results as they are incurred. Substantially all of these charges will result in cash expenditures.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated January 16, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 18, 2017	Progress Software Corporation

		By:	/s/ STEPHEN H. FABERMAN
Stephen H. Faberman
Chief Legal Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated January 16, 2017